UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

OCEAN POWER TECHNOLOGIES, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Ocean Power Technologies, Inc., a Delaware corporation (“OPT”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with OPT’s solicitation of proxies from its stockholders in connection with its 2023 Annual Meeting of Stockholders and at any and all adjournments, postponements, continuations, and reschedulings thereof (the “2023 Annual Meeting”). OPT has not filed a preliminary or definitive proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2023 Annual Meeting.

Press Release Issued on November 1, 2023

Attached hereto is a press release issued by OPT on November 1, 2023. In this press release, OPT announced that former senior Pentagon official and retired Navy Admiral Victorino “Vic” G. Mercado has been retained to serve as a special advisor and consultant to OPT’s Board of Directors. This press release is being filed herewith because it may be deemed to be solicitation material in connection with OPT’s solicitation of proxies to be used at the 2023 Annual Meeting.

Important Additional Information And Where To Find It

OPT intends to file a proxy statement and an accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from OPT’s stockholders in connection with the matters to be considered at the 2023 Annual Meeting. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY OPT WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by OPT with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of OPT’s corporate website at www.oceanpowertechnologies.com, by writing to OPT’s Corporate Secretary at Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, or by contacting OPT at (609) 730-0400.

Certain Participant Information

OPT, members of its Board of Directors, and certain of its executive officers are “participants” in the solicitation of proxies from OPT’s stockholders in connection with the 2023 Annual Meeting. The following directors and executive officers of OPT beneficially hold the amount of shares of OPT’s common stock indicated adjacent to his or her name: (i) OPT directors: Terence J. Cryan (148,595 shares), Philipp Stratmann (93,807 shares), Clyde W. Hewlett (71,577 shares), Natalie Lorenz-Anderson (52,448 shares), Diana G. Purcel (71,577 shares), and Peter E. Slaiby (96,577 shares); and (ii) OPT officers who are not also directors of OPT: Robert Powers (28,888 shares) and Joseph DiPietro (2,909 shares). The business address for each of the foregoing persons is c/o Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831. Additional information regarding OPT’s directors, executive officers, and other participants in the solicitation of proxies from OPT’s stockholders in connection with the matters to be considered at the 2023 Annual Meeting, and their direct or indirect interests, through security holdings or otherwise, will be set forth in OPT’s proxy statement for its 2023 Annual Meeting, including the schedules and appendices thereto.

Former Pentagon Official and Navy Admiral Victorino “Vic” G. Mercado Appointed as a Special Advisor to the Board of Ocean Power Technologies

MONROE TOWNSHIP, N.J., November 1, 2023 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or the “Company”) (NYSE American: OPTT), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced that Rear Admiral Victorino “Vic” G. Mercado (Retired) has been retained as a special advisor to the Company’s Board of Directors (the “Board”).

“We are pleased that Admiral Mercado has agreed to share his expertise with us as a special advisor and consultant to the Board,” said Terence Cryan, Chairman of the Board. “As Vic consults with us, his deep security, strategy, and operational experience from his more than 35-year career in the U.S. Navy and service at the Department of Defense will be invaluable as we build on our momentum in providing intelligent maritime solutions to the U.S. Government and defense and security sectors, and carefully navigate the challenges of securing access to and protecting highly sensitive and confidential information. We continue to be committed to ensuring that we have access to high caliber advisors who have valuable experience, expertise, and networks that can further the execution of the Company’s strategy and our ability to enhance value for all shareholders.”

Mercado said, “I am honored to have the opportunity to serve as an advisor to the OPT Board and am excited about the opportunities that lie ahead for the business. I look forward to assisting the Company in advancing its long-term growth strategy.”

Victorino Mercado Biography

Mercado served as U.S. Assistant Secretary of Defense for Strategy, Plans, and Capabilities from July 2019 to January 2021, after being confirmed by the U.S. Senate. In this role, he was a principal advisor to the U.S. Department of Defense on national security and defense strategies, and the plans and future capability investments required to implement the strategies. From January until July 2019, he served as Deputy Assistant Secretary of Defense for Plans and Posture. Prior to serving in the U.S. Department of Defense as a senior civilian, Mercado served 35 years in the U.S. Navy and retired as a two-star Rear Admiral. His naval career included a range of senior command and staff positions.

His last tour on active duty from September 2016 to August 2018 was as Director of Maritime Operations for the U.S. Pacific Fleet where he managed the daily Navy operations within the world’s largest naval area of responsibility – encompassing the West Coast of the U.S outward to the Indian Ocean.

Mercado’s other flag officer tours include Deputy Director, Surface Warfare Division (N96B) and Director, Assessments Division (N81) on the staff of the Chief of Naval Operations, Vice Director, Strategy, Plans, and Policy at U.S. Central Command and command of Carrier Strike Group 8.

His military career includes a broad variety of significant assignments. In the Navy, he commanded Destroyer Squadron 21 and also USS DECATUR (DDG 73) where he was a member of the first aircraft carrier strike group to deploy from the U.S in response to the terrorist attacks of 9/11.

On the Joint Staff, he served as the Joint Staff lead in the Joint Chiefs of Staff Strategy Group, as Assistant Deputy Director of Global Strategic Partnerships (J-5), as Executive Assistant to the Director of Strategic Plans and Policy (J-5), and Executive Assistant to the Chairman of the Joint Chiefs of Staff.

He also served as a National Defense Fellow for Senator Edward M. Kennedy and as the military assistant to the Deputy Secretary of Defense.

Mercado is a National Association of Corporate Directors (NACD) Certified Director and is a member (since July 2021) of the Board of Directors of Momentus Inc (NASDAQ: MNTS) where he chairs the Nominating and Corporate Governance and Security Committees of the Board. He is also a Partner with IBM Federal Defense Consulting.

ABOUT OCEAN POWER TECHNOLOGIES

OPT, a leader in innovative and cost-effective, low carbon marine data, power, and consulting services, provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASV) and marine robotics services through our wholly owned subsidiary Marine Advanced Robotics and strategic consulting services including simulation engineering, software engineering, concept design and motion analysis through our wholly owned subsidiary 3Dent. We are headquartered in Monroe Township, New Jersey, and have offices in Houston, Texas, and Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect OPT’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by OPT. Please refer to OPT’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. OPT disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

OPT intends to file a proxy statement and an accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from OPT’s stockholders in connection with the matters to be considered at OPT’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY OPT WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by OPT with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of OPT’s corporate website at www.oceanpowertechnologies.com, by writing to OPT’s Corporate Secretary at Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831, or by contacting OPT at (609) 730-0400.

CERTAIN PARTICIPANT INFORMATION

OPT, members of its Board of Directors, and certain of its executive officers are “participants” in the solicitation of proxies from OPT’s stockholders in connection with the 2023 Annual Meeting. The following directors and executive officers of OPT beneficially hold the amount of shares of OPT’s common stock indicated adjacent to his or her name: (i) OPT directors: Terence J. Cryan (148,595 shares), Philipp Stratmann (93,807 shares), Clyde W. Hewlett (71,577 shares), Natalie Lorenz-Anderson (52,448 shares), Diana G. Purcel (71,577 shares), and Peter E. Slaiby (96,577 shares); and (ii) OPT officers who are not also directors of OPT: Robert Powers (28,888 shares) and Joseph DiPietro (2,909 shares). The business address for each of the foregoing persons is c/o Ocean Power Technologies, Inc., 28 Engelhard Drive, Suite B, Monroe Township, NJ 08831. Additional information regarding OPT’s directors, executive officers, and other participants in the solicitation of proxies from OPT’s stockholders in connection with the matters to be considered at the 2023 Annual Meeting, and their direct or indirect interests, through security holdings or otherwise, will be set forth in OPT’s proxy statement for its 2023 Annual Meeting, including the schedules and appendices thereto.

CONTACT INFORMATION

Investors:

609-730-0400 x401 or

InvestorRelations@oceanpowertech.com

Media:

609-730-0400 x402 or

MediaRelations@oceanpowertech.com